                                                                  EXHIBIT 10.6


                             ADVISORY AGREEMENT
                             WITH STOCK OPTION


Advisory Agreement with Stock Option made this 7th day of September 1988 by and between ALC Communications Corporation, a Delaware corporation with principal offices at 30300 Telegraph Road, Suite 350, Birmingham, Michigan 48010 ("ALC") and Grumman Hill Associates, Inc., 264 Riverside Avenue, Westport, Connecticut 06880 ("Grumman Hill").

WHEREAS, the Board of Directors of ALC intends to call upon the services of Grumman Hill from time to time relating to the corporate affairs of ALC; and

WHEREAS, Grumman Hill desires to provide the aforementioned services to ALC on the terms hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties agree as follows:

1. Duties. During the term of the Advisory Agreement, Grumman Hill may be called upon to perform such advisory services with respect to the management, operations and business development activities of ALC and its wholly-owned subsidiary, Allnet Communication Services, Inc., an Illinois corporation ("Allnet") as shall be requested from time to time by the Board of Directors of ALC or Allnet. Such advisory services shall be provided at times convenient to the parties.

     When rendering advisory services pursuant to this Advisory Agreement, Grumman Hill shall not be deemed to be an agent of either ALC or Allnet (nor shall any Grumman Hill employees be deemed to be an employee of either ALC or Allnet) or to have any power or authority to bind either ALC or Allnet, but shall rather be deemed an independent contractor acting solely for the account of Grumman Hill. The advisory services performed by any individual associated with Grumman Hill shall be in addition to and not a part of any duties and services rendered by such individual as a Director of either ALC or Allnet. Any compensation or reimbursement of expenses which such individual might receive by virtue of such individual's position as a Director or Officer of either ALC or Allnet shall be in addition to, and not in lieu of, the compensation and reimbursement of expenses to be paid to Grumman Hill pursuant to this Advisory Agreement. Notwithstanding anything to the contrary herein, Richard D. Irwin, Director of ALC and Allnet, hereby expressly waives compensation for his services as Chairman of the Board of ALC and Director of ALC and Allnet for the duration of this Advisory Agreement.
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Page two
Advisory Agreement


2. Compensation and Expenses. As compensation for the advisory services rendered hereunder, ALC hereby agrees to pay Grumman Hill $100,000 per annum and to grant a stock option in ALC's common stock. The monetary compensation shall be paid in quarterly installments in arrears commencing November 30, 1988 or in such other manner as may be mutually agreed. The stock option shall be in accordance with the terms of Section 3. herein.

     ALC hereby agrees (upon submission of reasonable documentation) to reimburse Grumman Hill for any reasonable and necessary out-of-pocket expenses incurred by Grumman Hill in connection with the performance of Grumman Hill's advisory services under this Advisory Agreement.

3. Stock Option. Effective on the date hereof, ALC hereby grants to Grumman Hill a nontransferable option (other than to a successor or assign in its entirety of Grumman Hill) to purchase, at a price of $2.25 per share, a number of shares of the ALC common stock equal to the sum of (i) 340,325 shares
(equal to approximately 2.5% of the total number of such shares now issued and outstanding) plus (ii) a number of shares equal to 2.5% of ALC's common stock issuable upon conversion of all shares of ALC's Class B and Class C Preferred Stock that are issued and outstanding as of December 31, 1988. Grumman Hill shall be entitled to exercise the option granted herein to the extent of 68,065 shares of ALC common stock subject therto on and after the date hereof, and as of September 8, 1989, 1990, 1991 and 1992, respectively, Grumman Hill shall be entitled to exercise such option to the extent of an additional 25% of the remainder of such stock. Notwithstanding anything to the contrary herein, upon any purported termination of this Advisory Agreement by ALC during its initial five-year term (whether lawful or otherwise, and whether upon a merger, sale of assets, change of control or reorganization involving ALC or otherwise), the option granted hereby shall be accelerated to the extent necessary to become fully vested. The option shall expire at the close of business on September 7, 1998.

     The option, to the extent then vested, may be exercised by Grumman Hill by giving written notice of exercise accompanied by payment for the shares being purchased. Upon exercise, ALC shall promptly issue certificates to Grumman Hill representing the shares acquired upon such exercise.

     The ALC common stock issuable on exercise of the option will not be registered under the Securities Act of 1933 (the "Act"), and Grumman Hill agrees that it will make no disposition of any of such stock in violation of the Act. If ALC shall require, the certificate or certificates representing such stock shall bear an appropriate legend concerning the restrictions on sale or transfer under the Act.

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Page three
Advisory Agreement


     In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization, the number or kind of shares that are subject to the option and the option price per share immediately prior to such event shall be proportionately and appropriately adjusted, without increase or decrease in the aggregate option price to be paid upon exercise of the option. The determination of the Board of Directors of ALC as to the terms of any such adjustment shall be binding and conclusive on Grumman Hill and any other person or persons who are at any time entitled to exercise the option.

4. Term. The term of this Advisory Agreement shall commence on and as of the date hereof and shall continue until midnight on the fifth anniversary of the date hereof, except that the options granted herein may continue to be exercised until September 7, 1998. This Advisory Agreement shall be automatically renewed after the expiration of the initial term for subsequent one year periods unless either party provides written notice of termination to the other party at least 30 days prior to the expiration of the initial term or any subsequent one year term.

5. Confidential Information. Grumman Hill will not, without the express written consent of the Company, communicate or divulge to, or use for its own benefit or for the benefit of any other person, firm, association or corporation, any of ALC's or its subsidiaries' trade secrets or proprietary information which were communicated to or otherwise learned of or acquired by Grumman Hill during the term of this Advisory Agreement, except that Grumman Hill may disclose such information to the extent that (a) disclosure is required in the course of performing services pursuant to this Advisory Agreement or by a court or other governmental agency of competent jurisdiction or (b) such information is of general knowledge in the industry. Grumman Hill further agrees to the best of its ability to have any individuals associated with Grumman Hill agree to comply with the terms herein.

6. Miscellaneous. This Advisory Agreement shall be binding upon and enforceable by the successors and assigns of the parties. The failure of any of the parties to insist in any one or more instances upon the performance of any term, convenant or condition of this Advisory Agreement shall not be construed as a waiver of further performance of that or any other term, convenant or condition hereof, and the obligations of the parties concerning the performance hereof shall continue in full force and effect in all respects. This Advisory Agreement shall not be changed, modified or amended

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Page four
Advisory Agreement


in any respect except by written instrument signed by both parties. This Advisory Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan. If any term, convenant, restriction or provision of this Advisory Agreement is determined to be void, invalid or unenforceable, the remainder of the terms, covenants, restrictions and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or restricted, and this Advisory Agreement shall be enforceable to the fullest extent permitted by applicable law.

In Witness Whereof, the parties have entered into this Advisory Agreement as of the day and year first above written by their duly authorized representatives in two copies, each of which shall be deemed an original without production of the other copy.


ALC Communications Corporation                 Allnet Communication
                                                     Services, Inc.


By: /s/ JOHN M. ZRNO                      By: /s/ JOHN M. ZRNO
   -------------------                       ---------------------
    John M. Zrno, President                   John M. Zrno, President
    and Chief Executive Officer               and Chief Executive Officer


Grumman Hill Associates, Inc.


By: /s/ RICHARD D. IRWIN
   ------------------------
        Richard D. Irwin

Executing solely for purposes of the
waiver specified in Section 1 of this
Advisory Agreement


/s/ RICHARD D. IRWIN
   --------------------
    Richard D. Irwin

      AMENDMENT ONE TO ADVISORY AGREEMENT WITH STOCK OPTION DATED
                            SEPTEMBER 7, 1988


Amendment made as of the 6th day of June, 1990 to the Advisory Agreement with Stock Option dated September 7, 1988 between ALC Communications Corporation ("ALC") and Grumman Hill Associates, Inc. ("Grumman Hill").

WHEREAS, ALC entered into a series of agreements with various parties including Grumman Hill for the purpose of achieving a financial restructuring of ALC (the "Restructuring"); and

WHEREAS, as part of the Restructuring, the Company agreed that the Advisory Agreement with Stock Option dated September 7, 1988 (the "Agreement") would be amended to reduce the exercise price of the Stock Option granted pursuant to that Agreement and to provide for additional compensation to Grumman Hill; and

WHEREAS, the parties agreed to set as the exercise price for the Stock Option granted pursuant to that Agreement, the same exercise price granted for stock options to ALC Management this date, June 6, 1990; and

WHEREAS, the exercise price granted for the above-referenced stock options to ALC Management was established at $0.70 per share.

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties agree to the following amendments to the
Agreement:

1. Section 1. is amended by inserting the following sentence at the end of the second paragraph:

"Notwithstanding anything to the contrary herein, ALC had paid to Grumman Hill $150,000 as additional consulting fees for its services in connection with the financial restructuring of ALC during fiscal year 1990."

2. Section 3. is amended by substituting the price of $0.70 for the price of $2.25 set forth in the fourth line of Section 3.

3.   Section 3.  is amended by adding the following paragraph:

"Grumman Hill may assign this Stock Option to Grumman Hill Investments, L.P. with written notice to ALC of the effective date of same."

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Page two
Amendment to
 Advisory Agreement


In Witness Whereof, the parties have entered into this Amendment on the day and year first above written by their duly authorized representatives in three copies, each of which shall be deemed an original without production of the other copies.


ALC Communications Corporation                 Allnet Communication
                                                  Services, Inc.


By: /s/ JOHN M. ZRNO                           By: /s/ JOHN M. ZRNO
   ----------------------------                   ----------------------------
    John M. Zrno, President                        John M. Zrno, President
    and Chief Executive Officer                    and Chief Executive Officer


Grumman Hill Associates, Inc.


By: /s/ RICHARD D. IRWIN
   ----------------------------
    Richard D. Irwin